UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2014

NorthWestern Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-10499 (Commission File Number)	46-0172280 (IRS Employer Identification No.)
3010 W. 69th Street Sioux Falls, South Dakota (Address of principal executive offices)	57108 (Zip Code)

Registrant’s telephone number, including area code: (605) 978-2900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  7.01                  Regulation FD Disclosure.

In connection with its previously announced agreement to acquire PPL Montana's hydro-electric generating facilities and associated assets located in Montana, on September 29, 2014, NorthWestern Corporation d/b/a NorthWestern Energy (NYSE: NWE) (the “Company”) filed an application (the “Application”) with the Federal Energy Regulatory Commission (the “FERC”) pursuant to section 204 of the Federal Power Act seeking FERC authorization to issue securities consisting of (1) a combination of up to $400 million of equity securities and up to $450 million of debt securities, or, in the alternative, (2) up to $900 million of unsecured debt pursuant to a bridge credit facility, but, in no event, more than $900 million outstanding at any one time.

On October 30, 2014, the Company received an order from the FERC authorizing the issuance of securities pursuant to the Application filed on September 29, 2014, on the conditions contained therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHWESTERN CORPORATION (REGISTRANT)
Date: October 30, 2014	By:	/s/ Timothy P. Olson
		Name:	Timothy P. Olson
		Title:	Corporate Secretary